UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2011

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2011, Graham K. Cooper, Senior Vice President, Finance, Chief Financial Officer and Treasurer, informed Orexigen® Therapeutics, Inc. (the “Company” or “Orexigen”) that he will resign from the Company for personal reasons effective upon the reporting of the Company’s year-end results and the anticipated filing of its Annual Report on Form 10-K for the year ended December 31, 2010 with the Securities and Exchange Commission on or about March 11, 2011 (the “Resignation Date”). Mr. Cooper has been commuting from the San Francisco Bay Area since accepting the Chief Financial Officer role back in 2006. In connection with his resignation, the Company and Mr. Cooper entered into a separation agreement on February 16, 2011 (the “Separation Agreement”), pursuant to which the Company will pay Mr. Cooper a cash severance payment equal to nine (9) months of his base salary and will, subject to certain terms and conditions, pay the premiums necessary to continue Mr. Cooper’s group health insurance coverage in effect as of the Resignation Date for a maximum period of nine (9) months following such date (the “Separation Payments”). The Company is making the Separation Payments in exchange for a full release of claims by Mr. Cooper and other settlement terms.

Effective on the Resignation Date, the Company’s Senior Vice President, Corporate Development and Strategy, Joseph P. Hagan, will serve as acting-Chief Financial Officer and Treasurer until the Company has identified a successor. Mr. Hagan is 42 years old and his current base salary is $370,000. His target bonus for 2011 is equal to 50% of his base salary. Prior to joining Orexigen, Mr. Hagan was a Partner at Groundswell Advisors, a biotechnology consulting practice, providing operational guidance and execution in corporate strategy, commercialization, financing and partnership opportunities. While at Groundswell Advisors, he served as acting Chief Executive Officer of Unity Pharma, consulted to numerous small biotech companies, and served on the board of directors of Seredigm Corp. Prior to establishing Groundswell, Mr. Hagan spent ten years at Amgen Inc. where he served in various senior business development roles, including as a founder and Managing Director of Amgen Ventures where he had P&L responsibility for a $100 million corporate fund and served as a director on the boards of directors of six portfolio companies. As head of Corporate Development at Amgen, Mr. Hagan led such notable transactions as the acquisitions of Immunex and Tularik and the spinout of Novantrone, as well as numerous other business development efforts totaling over $15 billion in value. Before joining Amgen, Mr. Hagan spent five years in the bioengineering labs at Genzyme and Advanced Tissue Sciences. He received an M.B.A. at Northeastern University and a B.S. in Physiology and Neuroscience from the University of California, San Diego.

Mr. Hagan is also a party to an Amended and Restated Employment Agreement with the Company, dated as of January 22, 2010 (the “Employment Agreement”). The Employment Agreement provides that Mr. Hagan’s employment is at will and may be terminated by either the Company or Mr. Hagan at any time. The Employment Agreement also provides Mr. Hagan with certain severance benefits. In the event his employment is terminated by the Company other than for cause (as defined in the Employment Agreement) more than three months prior to a change in control (as defined in the Employment Agreement) or more than 12 months following a change in control, Mr. Hagan will be entitled to:

(i)	a lump sum cash severance payment equal to 12 months of Mr. Hagan’s annual base salary (as in effect immediately prior to his termination), less required tax withholdings and deductions; and

(ii)	payment of premiums under COBRA, to continue Mr. Hagan’s group health insurance coverage in effect immediately prior to his termination for a maximum period of 12 months.

In addition, if Mr. Hagan’s employment is terminated by the Company other than for cause, or by Mr. Hagan due to constructive termination (as defined in the Employment Agreement), within the three-month period before a change in control or within the 12 month period immediately following a change in control, Mr. Hagan will be entitled to:

(i)	a lump sum cash severance payment equal to 18 months of Mr. Hagan’s annual base salary (as in effect immediately prior to his termination), less required tax withholdings and deductions;

(ii)	payment of premiums under COBRA, to continue Mr. Hagan’s group health insurance coverage in effect immediately prior to his termination for a maximum period of 18 months; and

(iii)	full acceleration of all outstanding equity awards such that all unvested outstanding equity awards held by Mr. Hagan will become fully vested and exercisable effective immediately prior to his termination.

The term for the severance and change in control benefits set forth above shall commence on the effective date (as defined in the Employment Agreement) and shall continue through the third anniversary of the effective date (the “Expiration Date”). If Employment Agreement is not amended and the severance and change in control benefits are not renewed by the Committee prior to the Expiration Date, Mr. Hagan’s right to receive such severance and change in control benefits shall terminate automatically on the Expiration Date.

Moreover, the Employment Agreement also provides that if Mr. Hagan becomes entitled to any payments and benefits (including but not limited to payments and benefits pursuant to the Employment Agreement) that Mr. Hagan would receive in connection with a change in control of the Company (“Transaction Payments”) that would constitute a “parachute payment” within the meaning of Section 280G of the Code, and would be subject to excise tax, then the Company shall cause to be determined before any amounts of such Transaction Payments are paid to Mr. Hagan which of the following two alternative forms of payment would result in his receipt, on an after-tax basis, of the greater amount of the Transaction Payment notwithstanding that all or some portion of the Transaction Payment may be subject to the excise tax: (i) payment in full of the entire amount of the Transaction Payment, or (ii) payment of only a part of the Transaction Payment so that Mr. Hagan receives the largest payment possible without the imposition of the excise tax.

A complete copy of the Separation Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference. The above summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A complete copy of the form of Employment Agreement with Mr. Hagan was filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2010 and is incorporated herein by reference. The above summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement dated as of February 16, 2011 by and between Orexigen Therapeutics, Inc. and Graham K. Cooper

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: February 17, 2011	By:	/s/ Michael A. Narachi
Name: Michael A. Narachi
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement dated as of February 16, 2011 by and between Orexigen Therapeutics, Inc. and Graham K. Cooper